BGSF, Inc. Announces Agreement to Sell Light Industrial Business to Jobandtalent
Aligns with Core Growth Strategy to Focus on Higher Margin Business Segments

PLANO, Texas, March1, 2022 – BGSF, Inc. (NYSE: BGSF), a growing national provider of workforce solutions (“BGSF” or the “Company”), today announced it has signed a definitive agreement to sell substantially all its Light Industrial segment (“InStaff”) assets to Jobandtalent (“J&T”), a leading job marketplace headquartered in Madrid, Spain, through their wholly-owned subsidiary, Sentech Engineering Services, Inc. The transaction is expected to close in the first quarter of 2022, subject to customary closing conditions.

BGSF began as a workforce solutions provider in 2007 with 100% of the Company’s revenue in Light Industrial. As BGSF diversified into the Professional and Real Estate segments, InStaff continued to develop long-term client relationships through on-site engagements in logistics and warehousing, reaching a 96% client retention rate in fiscal 2021.

“The sale of InStaff is an important step in our strategic focus on long-term value creation and will allow us to focus our strengths where we are strongest,” said Beth A. Garvey, President and CEO of BGSF. “This strategic divestiture also allows us to deploy more capital into managed services and high-end consulting solutions as well as drive geographic expansion in Real Estate. Additionally, net proceeds from the sale provides us with added flexibility to pursue our ongoing acquisition strategy in addition to reducing debt.”

Garvey added, “InStaff excelled through the pandemic with results returning to more normalized levels amidst the overwhelming nationwide labor shortage. We believe J&T is the right strategic owner for InStaff given their scale, digital engagement strategy and strong market position in logistics and warehousing. We believe the InStaff team will continue to thrive and grow in partnership with J&T, and we wish them well.”

Felipe Navío, Co-CEO and Co-Founder of Jobandtalent said: “The integration of InStaff demonstrates our ongoing commitment to growing our business in the US. This transaction will strengthen our global competitive position and will enable us to pursue new business opportunities at a rapid pace. This deal brings us yet another step closer to our ultimate mission of improving the employability and working conditions of millions. We are looking forward to welcoming the InStaff team and clients to the J&T family.”

About BGSF
With its home office in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 79th largest U.S. staffing company and the 48th largest IT staffing firm in the 2021. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

About Jobandtalent
Jobandtalent is a leading global digital temporary workforce staffing marketplace, with over 100,000 workers placed on new jobs so far. Disrupting the temporary labor market with the use of technology and data, Jobandtalent is striving to improve working conditions and the employability of millions. Jobandtalent’s Workforce-as-a-Service platform offers a fully digitized and innovative matchmaking service to its 1,300+ clients, including large international clients with worldwide operations. Headquartered in Madrid, Spain, the company is currently operating in 9 countries across Europe and the Americas. With $1 billion in revenue in 2021, Jobandtalent is one of the fastest growing startups in this space. www.jobandtalent.com

Forward Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of the failure to satisfy all of the conditions to the closing of the proposed transaction, the risk that the proposed transaction will not be consummated within the expected time period or at all, the impact of the proposed transaction on the Company’s business, and the various other risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Hala Elsherbini or Steven Hooser
Three Part Advisors
ir@bgsf.com 214.442.0016